As filed with the Securities and Exchange Commission on February 1, 2006

Commission File No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NUVASIVE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	33-0768598
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4545 Towne Centre Court

San Diego, California 92121

(858) 909-1800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alexis V. Lukianov

Chairman and Chief Executive Officer

NuVasive, Inc.

4545 Towne Centre Court

San Diego, California 92121

(858) 909-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. Heller Ehrman LLP 4350 La Jolla Village Drive Seventh Floor San Diego, CA 92122 (858) 450-8400	Jason M. Hannon, Esq. Vice President of Legal Affairs NuVasive, Inc. 4545 Towne Centre Court San Diego, CA 92121 (858) 909-1800	Alejandro E. Camacho, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-130354

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,150,000 shares	$19.25	$22,137,500	$2,369	(4)

(1)	Includes 150,000 shares subject to an option to purchase additional shares granted to the underwriters.

(2)	Does not include 7,475,000 shares previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-130354) declared effective on February 1, 2006, for which the registration fee has previously been paid.

(3)	The registrant certifies to the Securities and Exchange Commission (the “Commission”) that it has instructed its bank to pay the Commission the filing fee of $2,369 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 2, 2006); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

(4)	Calculated pursuant to Rule 457(a).

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 relates to the public offering of common stock of NuVasive, Inc. contemplated by the registration statement on Form S-3 (File No. 333-130354), as amended, declared effective on February 1, 2006 by the Securities and Exchange Commission (the “Prior Registration Statement”), and is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 1, 2006.

NUVASIVE, INC.

By:	/S/ ALEXIS V. LUKIANOV
Alexis V. Lukianov
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 1, 2006.

Signature	Name and Title

/S/ ALEXIS V. LUKIANOV	Alexis V. Lukianov Chairman and Chief Executive Officer (principal executive officer)

/s/ KEVIN C. O’BOYLE	Kevin C. O’Boyle Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*	Jack R. Blair Director

*	James C. Blair Director

*	Peter C. Farrell Director

*	Robert J. Hunt Director

*	Lesley H. Howe Director

*	Hansen A. Yuan Director

*By:	/s/ ALEXIS V. LUKIANOV
Alexis V. Lukianov, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Heller Ehrman LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Heller Ehrman LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on signature page)

*	Previously filed with registrant’s registration statement on Form S-3 (File No. 333-130354).

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